UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2018, Elizabeth Bauer, Senior Vice President, Corporate Controller and Principal Accounting Officer of Hyatt Hotels Corporation (the “Company”) went on maternity leave. In Ms. Bauer’s absence, other officers of the Company will assume many of Ms. Bauer’s duties while remaining in their current positions. In particular, Bradley O’Bryan, the Company’s Treasurer and Senior Vice President, Investor Relations and Corporate Finance, will act as the Company’s interim Corporate Controller and Principal Accounting Officer during the term of Ms. Bauer’s maternity leave. Mr. O’Bryan previously served as Senior Vice President, Corporate Controller and Principal Accounting Officer of the Company from August 2012 to August 2017 before assuming the role of Treasurer and Senior Vice President, Investor Relations and Corporate Finance. Upon Ms. Bauer’s return from maternity leave, Ms. Bauer will return to the position of Senior Vice President, Corporate Controller and Principal Accounting Officer and Mr. O’Bryan will continue in the position of Treasurer and Senior Vice President, Investor Relations and Corporate Finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: December 12, 2018	By:	/s/ Margaret C. Egan
	Name:	Margaret C. Egan
	Title:	Executive Vice President, General Counsel and Secretary